Exhibit 23.1

Beckstead and Watts, LLP
----------------------------
Certified Public Accountants
                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                702.257.1984 tel
                                                                702.362.0540 fax

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 26, 2004 accompanying the financials statements of ACS Holding, Inc. (formerly MaxxZone.com, Inc). on Form 10-KSB for the year ended December 31, 2003 and 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of ACS Holdings, Inc. (formerly MaxxZone.com, Inc.) on Form S-8.

Signed,

/s/ Beckstead and Watts, LLP

July 30, 2004




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